UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 30, 2010

American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6100 South Yale - Suite 300, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 481-1440

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On November 30, 2010, the Annual Meeting of Stockholders of American Natural Energy Corporation was held.

(b)	(i)	At the Annual Meeting of Stockholders (the “Meeting”), the first item of business was to consider the election of four Directors, being Michael K. Paulk, Steven P. Ensz, William Grant and Ben Shelton.

The total number of shares represented by shareholders present in person and by proxy at the meeting was 60,128,430 shares of common stock representing 44.77% of the eligible votes, being a quorum under our By-laws. The poll of stock present at the Meeting was completed and the final results were as follows:

		Votes

Nominee	For	Withheld	Not Voted

Michael K. Paulk	53,404,738	114,998	6,608,694
Steven P. Ensz	53,404,738	114,998	6,608,694
William Grant	53,404,794	114,942	6,608,694
Ben Shelton	53,404,904	114,832	6,608,694

There were no abstentions.

(ii)

At the Meeting, the second item of business was the adoption of a resolution ratifying the appointment of MaloneBailey LLP as our independent registered public accountants. The poll of the stock was completed and the final results were as follows:

		Votes

	For	Against	Abstain

Ratification of the appointment	59,726,882	381,166	20,442

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: December 2, 2010	By:	/s/ Michael K. Paulk
Michael K. Paulk, President